Exhibit 5.1

[LETTERHEAD OF WINSTON & STRAWN LLP]

March 1, 2012

IPG Photonics Corporation

50 Old Webster Road

Oxford, Massachusetts 01540

Re: Form S-3 Registration Statement (Registration No. 333-179722)

Ladies and Gentlemen:

We have acted as counsel for IPG Photonics Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of its Registration Statement on Form S-3 (Registration No. 333-179722) filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2012 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement thereto dated March 1, 2012 (the “Prospectus Supplement”). The Registration Statement and the Prospectus Supplement relate to the registration of the offer and sale by the Company and the selling stockholder named in the Prospectus Supplement (the “Selling Stockholder”) of up to 3,450,000 shares (the “Securities”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including (i) 2,800,000 shares of Common Stock to be sold by the Company (the “Primary Shares”), (ii) 200,000 shares of Common Stock to be sold by the Selling Stockholder (the “Secondary Shares” and, together with the Primary Shares, the “Offered Shares”) and (iii) 450,000 shares of Common Stock that may be sold by the Company upon exercise of the underwriters’ option to purchase additional shares (the “Option Shares”). The Offered Shares are to be sold pursuant to an Underwriting Agreement, dated March 1, 2012, among the Company, the Selling Stockholder and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Underwriters named in Schedule A thereto (the “Underwriting Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents that we considered necessary or appropriate as a basis for the opinion, including (i) the Registration Statement, (ii) the Prospectus Supplement, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, (iii) the Second Amended and Restated Certificate of Incorporation of the Company, (iv) the Amended and Restated By-laws of the Company and (v) the Underwriting Agreement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Offered Shares have been duly authorized and validly issued and are fully paid and non-assessable and (ii) the Option Shares have been duly authorized and, when issued and sold in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion with respect to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP